SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C. 20549

                         _______________


                            FORM 8-K

                         CURRENT REPORT

             PURSUANT TO SECTION 13 OR 15(d) OF THE
                 SECURITIES EXCHANGE ACT OF 1934


 Date of Report (Date of earliest event reported): February 11, 2000


                     REYNOLDS METALS COMPANY
                     -----------------------
     (Exact name of Registrant as specified in its charter)




   Delaware                         001-01430            54-0355135
   --------                         ---------            ----------
(State or Other Jurisdiction       (Commission          (IRS Employer
  of Incorporation)                File Number)     Identification Number)




6601 West Broad Street, P.O. Box 27003, Richmond, Virginia      23261-7003
----------------------------------------------------------      ----------
       (Address of Principal Executive Offices)                 (Zip Code)


                         (804) 281-2000
                         --------------
      (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM 5.   OTHER EVENTS

     The Registrant and Alcoa Inc. issued the following respective press releases on February 11, 2000:


NEWS FROM:
Reynolds Metals Company
Richmond, VA  23261
CONTACT:  Lou Anne J. Nabhan
Telephone:  804-281-2171
http://www.rmc.com
                                   FOR IMMEDIATE RELEASE
                                   February 11, 2000

     REYNOLDS METALS SHAREHOLDERS APPROVE MERGER WITH ALCOA

     RICHMOND, Va. - At a special meeting of stockholders held here today, shareholders of Reynolds Metals Company (NYSE: RLM) approved the company's previously announced merger agreement with Alcoa Inc. (AA). Of the shares represented at the meeting, 87% voted in favor of the merger, 1% voted against, and 12% abstained.

     The transaction remains subject to regulatory approval in the United States and Europe and in other countries where both companies have significant operations. At the special meeting, Jeremiah J. Sheehan, chairman and CEO of Reynolds said, "I'm pleased to announce that as of yesterday Reynolds has finished its response to the Department of Justice second request. We believe it is complete, and the DOJ is reviewing it. We understand that Alcoa has also filed its response to the DOJ second request," said Mr. Sheehan.

     "Alcoa and Reynolds have continued to respond to questions from the DOJ and other regulatory agencies during the past several months. We believe that our proposed merger will ultimately be approved, and, as stated previously, we hope to complete the merger in the first half of 2000," he added.

     "The European Union is conducting a detailed review of the proposed merger, and a final determination must be made no later than May 10. Regulatory review in Canada is moving forward on a similar schedule. These are outside deadlines. While the European Commission and Canadian Competition Authority must complete their respective reviews of the merger in May, each agency could finish its review before the outside deadline," Mr. Sheehan said.

     Alcoa and Reynolds initially announced a definitive merger agreement August 19, 1999. Under the terms of the agreement, Alcoa will acquire all outstanding shares of Reynolds in a tax-free, stock-for-stock transaction. Reynolds shareholders will receive 1.06 shares of Alcoa common stock for each share of Reynolds common stock.

                              # # #

Editorial Contact:  Bonita A. Cersosimo
                    Alcoa, Corporate Communications
                    412-553-4462

Investor Relations: Edgar Cheely
                    Alcoa
                    412-553-2451

  ALCOA MERGER WITH REYNOLDS APPROVED BY REYNOLDS SHAREHOLDERS;
   ALCOA RESPONDS TO DOJ REQUEST; STOCK REPURCHASES RECOMMENCE

     PITTSBURGH, February 11, 2000 - Alcoa is pleased that the shareholders of Reynolds Metals Company today approved the previously announced merger agreement with Alcoa Inc. Of the shares represented at the meeting, 87% voted in favor of the merger, 1% voted against, and 12% abstained.

                  ALCOA RESPONDS TO DOJ REQUEST

     Alcoa announced that it has provided the U.S. Department of Justice (DOJ) with additional information requested in connection with DOJ's review of the proposed Alcoa/Reynolds merger. Alcoa believes that it is now in substantial compliance with that request. Alcoa noted that Reynolds today announced similar compliance with its additional information request from DOJ.

     The companies have advised DOJ that they will not close their pending merger prior to March 31, 2000, in order to provide DOJ with sufficient time to review the transaction. As previously announced, the pending merger is also in a second stage review with the European Commission and is being reviewed by various other competition authorities.

                  STOCK REPURCHASES RECOMMENCE

     Alcoa stated that it will immediately recommence its previously authorized share repurchase program. The company had suspended the program until after the Reynolds shareholder meeting held earlier today.

Alcoa Inc. (NYSE: AA)
Reynolds Metals Company (NYSE: RLM)

                              # # #

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
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             REYNOLDS METALS COMPANY



                             By:  D. MICHAEL JONES
                                ---------------------------
                                  D. Michael Jones
                                  Senior Vice President and General Counsel

Dated:  February 14, 2000



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